UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 14, 2012

ROYAL GOLD, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-13357	84-0835164
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1660 Wynkoop Street, Suite 1000, Denver, CO	80202-1132
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code 303-573-1660

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                                             Entry into a Material Definitive Agreement

On June 14, 2012, Royal Gold, Inc. (the “Company” or “Royal Gold”) entered into an Underwriting Agreement (the “Underwriting Agreement”) with Goldman, Sachs & Co., as representative of the underwriters named therein, pursuant to which the Company agreed to sell $325 million aggregate principal amount of newly issued 2.875% convertible senior notes due 2019 (the “Notes”) in a public offering and granted the underwriters an over-allotment option to purchase up to an additional $45 million aggregate principal amount of Notes.  On June 15, 2012, the underwriters exercised this over-allotment option in full and on June 20, 2012, upon the closing of the offering, Royal Gold issued $370 million aggregate principal amount of the Notes, which included the amount sold upon the exercise of the over-allotment option.

The offering was registered pursuant to the Company’s effective shelf registration statement on Form S-3 (File No. 333-178691) (the “Registration Statement”) and the related base prospectus included in the Registration Statement, as supplemented by the final prospectus supplement dated June 14, 2012 and filed with the Securities and Exchange Commission on June 15, 2012 (collectively, the “Prospectus”).  Royal Gold expects that the net proceeds from the sale of the Notes, including the exercise of the over-allotment option, will be approximately $359.1 million, after deducting the underwriting discount and estimated transaction expenses, and that the net proceeds will be used to repay amounts outstanding under, and to terminate, its term loan facility, and for general corporate purposes, including future acquisitions of royalty interests.  This summary of the Underwriting Agreement is qualified in its entirety by reference to the Underwriting Agreement filed herewith as Exhibit 1.1 and incorporated into this Item 1.01 by reference.

On June 20, 2012, Royal Gold entered into an Indenture (the “Indenture”) and a First Supplemental Indenture (the “Supplemental Indenture”) with Wells Fargo Bank, National Association, as Trustee, and Computershare Trust Company of Canada, as Canadian Trustee, pursuant to which the Company issued the Notes.  The Notes will be senior unsecured obligations of Royal Gold and will pay interest semiannually in arrears on June 15 and December 15 of each year, beginning on December 15, 2012, at a rate of 2.875% per year.  The Notes will mature on June 15, 2019, unless repurchased, redeemed or converted in accordance with their terms prior to such date.  The Notes are described in the section of the Prospectus entitled “Description of the Debt Securities,” as supplemented by the section entitled “Description of the Notes.”  This summary of the Indenture and the Supplemental Indenture is qualified in its entirety by reference to the Indenture and Supplemental Indenture, including the Form of Note attached as Exhibit A thereto, filed herewith as Exhibits 4.1 and 4.2, respectively, and incorporated into this Item 1.01 by reference.

Item 2.03.              Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure set forth above under Item 1.01 is hereby incorporated by reference into this Item 2.03.

Item 8.01                                             Other Events

In connection with the offering of the Notes, the Company is filing as Exhibit 5.1 hereto an opinion of counsel addressing the validity of the Notes.  Such opinion is incorporated by reference into the Registration Statement.

Item 9.01                                             Financial Statements and Exhibits

(d) Exhibits

1.1                                 Underwriting Agreement, dated June 14, 2012 between Royal Gold, Inc. and Goldman, Sachs & Co.

4.1                                 Indenture, dated June 20, 2012 among Royal Gold, Inc., Wells Fargo Bank, National Association and Computershare Trust Company of Canada.

4.2                                 Supplemental Indenture, dated June 20, 2012 among Royal Gold, Inc., Wells Fargo Bank, National Association and Computershare Trust Company of Canada.

5.1                                 Opinion of Hogan Lovells US LLP.

23.1                           Consent of Hogan Lovells US LLP (included in Exhibit 5.1).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Royal Gold, Inc.

	By:	/s/ Karen Gross
	Name:	Karen Gross
	Title:	Vice President & Corporate Secretary

Dated: June 20, 2012

Exhibit Index

Exhibit No.

1.1                                 Underwriting Agreement, dated June 14, 2012 between Royal Gold, Inc. and Goldman, Sachs & Co.

4.1                                 Indenture, dated June 20, 2012 among Royal Gold, Inc., Wells Fargo Bank, National Association and Computershare Trust Company of Canada.

4.2                                 Supplemental Indenture, dated June 20, 2012 among Royal Gold, Inc., Wells Fargo Bank, National Association and Computershare Trust Company of Canada.

5.1                                 Opinion of Hogan Lovells US LLP.

23.1                           Consent of Hogan Lovells US LLP (included in Exhibit 5.1).